EXHIBIT 99.1


 SigmaTron International, Inc. Reports Record First Fiscal Quarter 2004 Results


     ELK GROVE VILLAGE, Ill.--(BUSINESS WIRE)--Sept. 8, 2003--SigmaTron International, Inc. (NASDAQ:SGMA) today reported record revenues and earnings for the quarter ended July 31, 2003. Revenues were $22,115,372 resulting in a 15% increase from the prior year first quarter revenues of $19,236,716. Net profit increased 112% for the first quarter of fiscal 2004 to $1,307,497 compared to $616,201 for fiscal 2003. Fully diluted earnings per share for the first quarter of fiscal 2004 were $ 0.38 compared to $0.19 in the prior year.
     Gary R. Fairhead, SigmaTron's President and Chief Executive Officer, commented: "We are pleased to report a profitable first quarter for fiscal 2004, with our first quarter fully diluted earnings per share up significantly from the prior year. Our trailing twelve month's fully diluted earnings per share are $1.80, which is a record for any twelve month period for SigmaTron.
     "During the quarter, several significant events took place. The first is that we broke ground for our new facility in Wujiang, China. Current expectations are that the plant will be ready for use during our third fiscal quarter which ends January 31, 2004 and that production will start in our fourth fiscal quarter. We remain excited about the opportunities that we believe the China plant will afford us.
     "Also during the first quarter we entered into a new lease for a 27,000 sq. ft. building next to the plant in Mexico that we own. Our plan is to consolidate our Mexican operations, currently in two plants six miles apart, into one location over the next twelve months. We believe that the consolidation will ultimately lead to lower overhead costs and increased efficiencies. While some of our business currently in Mexico will move to our China facility when it is ready, we believe that Mexico will remain an important part of SigmaTron's future and that it will continue to grow.
     "During the first quarter our Las Vegas operation remained busy with the continuing strong gaming marketplace. Mexico posted a strong quarter as it has been doing for the past two years. Our Elk Grove Village operation continued to make progress, posting a positive contribution margin for the quarter for the first time in several quarters, and our 42.5% owned affiliate, SMTU Unlimited, continued to be profitable as it navigates the volatile marketplace of Silicon Valley.
     "Our focus for the short term, aside from getting China up and running, is adding new customers and growing with existing customers. We plan to launch our first significant marketing campaign later this year, which we hope will bring us more opportunities and allow us to continue to diversify our customer base and markets served.
     "We appreciate the continued support from everyone involved in the Company, and we remain focused on creating long term value for our stockholders."

     Headquartered in Elk Grove Village, IL, SigmaTron International, Inc. is an electronic manufacturing services company that provides components, printed circuit board assemblies and turnkey (completely assembled) electronic products. SigmaTron International, Inc. operates manufacturing facilities in Elk Grove Village, Illinois, Las Vegas, Nevada, and Acuna, Mexico. SigmaTron International, Inc. maintains engineering and materials sourcing offices in Elk Grove Village, Illinois and Taipei, Taiwan. The Company provides engineering support services in Acuna, Mexico and warehousing services in Del Rio, Texas. In addition, SigmaTron International, Inc. has a 42.5% owned affiliate, SMT Unlimited L.P., that provides electronic manufacturing services in Fremont and Hollister, California. SigmaTron is currently expanding its operations to include a manufacturing facility in China.

     Detailed results follow.

     Note: To the extent any statements in this press release statement may be deemed to be forward looking, such statements should be evaluated in the context of the risks and uncertainties inherent in the Company's business, including the Company's continued dependence on certain significant customers; the continued market acceptance of products and services offered by the Company and its customers; the activities of competitors, some of which may have greater financial or other resources than the Company; the variability of the Company's operating results; the availability and cost of necessary components; the continued availability and sufficiency of the Company's credit arrangements; changes in U.S., Mexican or Chinese regulations affecting the Company's business; the continued stability of the Mexican and Chinese economic, labor and political conditions and the ability of the Company to manage its growth, including expansion into China and securing financing for the operation in China. These and other factors which may affect the Company's future business and results of operations are identified throughout the Annual Report on Form 10-K, and may be detailed from time to time in the Company's filings with the Securities and Exchange Commission. These statements speak as of the date of this Report and the Company undertakes no obligation to update such statements in light of future events or otherwise.


CONSOLIDATED STATEMENTS OF OPERATIONS


                                                 Three Months Ended
                                               July 31,     July 31,
                                                 2003         2002
                                             ------------ ------------

  Net sales                                  $22,115,372  $19,236,716

  Cost of products sold                       17,959,775   16,418,547
                                             ------------ ------------

  Gross profit                                 4,155,597    2,818,169

  Operating expenses                           2,135,716    1,753,812
                                             ------------ ------------

  Operating income                             2,019,881    1,064,357

  Other deductions-net                           (72,978)      54,192
                                             ------------ ------------

  Income before income tax expense             2,092,859    1,010,165

  Income tax expense                             785,362      393,964
                                             ------------ ------------

  Net Income                                   1,307,497      616,201
                                             ============ ============


  Net income per common share - Basic              $0.44        $0.21
                                             ============ ============

  Net income per common share -
   Assuming dilution                               $0.38        $0.19
                                             ============ ============

  Weighted average shares of common
   stock outstanding - Basic                   2,961,515    2,881,227
                                             ============ ============

  Weighted average shares of common stock
   outstanding - Assuming dilution             3,425,499    3,275,227
                                             ============ ============


CONSOLIDATED BALANCE SHEETS

                                               July 31,     April 30,
                                                 2003         2003
                                             ------------ ------------

  Current assets                             $23,514,531  $26,592,708

  Property, machinery and equipment-net       13,454,000   13,626,187

  Other assets                                 4,794,309    4,887,099
                                             ------------ ------------

  Total assets                                41,762,840   45,105,994
                                             ============ ============

  Liabilities and stockholders' equity

  Current liabilities                         10,112,385   13,943,059

  Long-term obligations                        3,408,895    5,199,473

  Stockholders' equity                        28,241,560   25,963,462
                                             ------------ ------------

  Total liabilities and stockholders'
   equity                                    $41,762,840  $45,105,994
                                             ============ ============


    CONTACT: SigmaTron International, Inc.
             Linda K. Blake, 1-800-700-9095